Exhibit 99.1
The Home Depot Announces Third Quarter Results

ATLANTA, November 15, 2016 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $23.2 billion for the third quarter of fiscal 2016, a 6.1 percent increase from the third quarter of fiscal 2015. Comparable store sales for the third quarter of fiscal 2016 were positive 5.5 percent, and comp sales for U.S. stores were positive 5.9 percent.

Net earnings for the third quarter of fiscal 2016 were $2.0 billion, or $1.60 per diluted share, compared with net earnings of $1.7 billion, or $1.35 per diluted share, in the same period of fiscal 2015. For the third quarter of fiscal 2016, diluted earnings per share increased 18.5 percent from the same period in the prior year.

“We experienced balanced sales growth in the quarter driven by an increase in both ticket and transactions, and our continued focus on productivity drove double-digit earnings-per-share growth,” said Craig Menear, chairman, CEO and president. “I would like to thank our associates and suppliers for their hard work and dedication to our customers throughout the quarter, and particularly in the face of Hurricane Matthew and the flooding in Louisiana.”

Updated Fiscal 2016 Guidance

The Company reaffirmed its fiscal 2016 sales guidance and expects sales will be up approximately 6.3 percent and comp sales will be up approximately 4.9 percent. The Company raised its diluted earnings-per-share guidance for the year and now expects diluted earnings per share to grow approximately 15.9 percent from fiscal 2015 to $6.33.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the third quarter, the Company operated a total of 2,276 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 385,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; implementation of

-more-

store, interconnected retail and supply chain initiatives; management of relationships with our suppliers and vendors; the impact and expected outcome of investigations, inquiries, claims and litigation, including those related to the 2014 data breach; issues related to the payment methods we accept; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2016 and beyond; financial outlook; and the integration of Interline Brands, Inc. into our organization and the ability to recognize the anticipated synergies and benefits of the acquisition. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 31, 2016 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND NINE MONTHS ENDED OCTOBER 30, 2016 AND NOVEMBER 1, 2015
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended			Nine Months Ended
	October 30, 2016	November 1, 2015	% Increase (Decrease)	October 30, 2016	November 1, 2015	% Increase (Decrease)
NET SALES	$23,154	$21,819	6.1%	$72,388	$67,539	7.2%
Cost of Sales	15,112	14,254	6.0	47,628	44,430	7.2
GROSS PROFIT	8,042	7,565	6.3	24,760	23,109	7.1
Operating Expenses:
Selling, General and Administrative	4,280	4,161	2.9	12,949	12,623	2.6
Depreciation and Amortization	442	423	4.5	1,311	1,261	4.0
Total Operating Expenses	4,722	4,584	3.0	14,260	13,884	2.7
OPERATING INCOME	3,320	2,981	11.4	10,500	9,225	13.8
Interest and Other (Income) Expense:
Interest and Investment Income	(10)	(7)	42.9	(25)	(160)	(84.4)
Interest Expense	246	247	(0.4)	726	677	7.2
Interest and Other, net	236	240	(1.7)	701	517	35.6
EARNINGS BEFORE PROVISION FOR INCOME TAXES	3,084	2,741	12.5	9,799	8,708	12.5
Provision for Income Taxes	1,115	1,016	9.7	3,586	3,170	13.1

NET EARNINGS	$1,969	$1,725	14.1%	$6,213	$5,538	12.2%

Weighted Average Common Shares	1,224	1,268	(3.5)%	1,236	1,284	(3.7)%
BASIC EARNINGS PER SHARE	$1.61	$1.36	18.4	$5.03	$4.31	16.7

Diluted Weighted Average Common Shares	1,229	1,274	(3.5)%	1,242	1,290	(3.7)%
DILUTED EARNINGS PER SHARE	$1.60	$1.35	18.5	$5.00	$4.29	16.6

	Three Months Ended			Nine Months Ended
SELECTED SALES DATA(1)	October 30, 2016	November 1, 2015	% Increase (Decrease)	October 30, 2016	November 1, 2015	% Increase (Decrease)
Number of Customer Transactions	380.0	371.1	2.4%	1,184.8	1,151.7	2.9%
Average Ticket (actual)	$59.78	$58.03	3.0	$60.26	$58.72	2.6
Sales per Square Foot (actual)	$382.18	$366.37	4.3	$399.12	$380.12	5.0

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(1)	Selected Sales Data does not include results for the Interline acquisition that was completed in the third quarter of fiscal 2015.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF OCTOBER 30, 2016, NOVEMBER 1, 2015 AND JANUARY 31, 2016
(Unaudited)
(Amounts in Millions)

	October 30, 2016	November 1, 2015 (1)	January 31, 2016 (1)
ASSETS
Cash and Cash Equivalents	$3,589	$3,040	$2,216
Receivables, net	1,995	1,942	1,890
Merchandise Inventories	13,241	12,495	11,809
Other Current Assets	523	527	569
Total Current Assets	19,348	18,004	16,484
Property and Equipment, net	21,840	22,194	22,191
Goodwill	2,095	2,111	2,102
Other Assets	1,219	1,167	1,196
TOTAL ASSETS	$44,502	$43,476	$41,973

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-Term Debt	$—	$—	$350
Accounts Payable	8,054	7,236	6,565
Accrued Salaries and Related Expenses	1,398	1,354	1,515
Current Installments of Long-Term Debt	543	3,047	77
Other Current Liabilities	4,436	4,338	4,017
Total Current Liabilities	14,431	15,975	12,524
Long-Term Debt, excluding current installments	22,338	17,713	20,789
Other Long-Term Liabilities	2,111	2,169	2,344
Total Liabilities	38,880	35,857	35,657
Total Stockholders' Equity	5,622	7,619	6,316
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,502	$43,476	$41,973

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(1)
The Consolidated Balance Sheets as of November 1, 2015 and January 31, 2016 were retrospectively adjusted to reflect the adoption of Accounting Standards Update ("ASU") No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” and ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” in the first quarter of fiscal 2016.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED OCTOBER 30, 2016 AND NOVEMBER 1, 2015
(Unaudited)
(Amounts in Millions)

	Nine Months Ended
	October 30, 2016	November 1, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$6,213	$5,538
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,474	1,384
Stock-Based Compensation Expense	199	177
Gain on Sales of Investments	—	(144)
Changes in Working Capital and Other	33	411
Net Cash Provided by Operating Activities	7,919	7,366
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,145)	(1,083)
Proceeds from Sales of Investments	—	144
Payments for Businesses Acquired, net	—	(1,662)
Proceeds from Sales of Property and Equipment	30	24
Net Cash Used in Investing Activities	(1,115)	(2,577)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of Short-Term Borrowings, net	(350)	(290)
Proceeds from Long-Term Borrowings, net of discounts	4,959	3,991
Repayments of Long-Term Debt	(3,034)	(29)
Repurchases of Common Stock	(4,535)	(5,043)
Proceeds from Sales of Common Stock	136	149
Cash Dividends Paid to Stockholders	(2,567)	(2,287)
Other Financing Activities	(33)	86
Net Cash Used in Financing Activities	(5,424)	(3,423)
Change in Cash and Cash Equivalents	1,380	1,366
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(7)	(49)
Cash and Cash Equivalents at Beginning of Period	2,216	1,723
Cash and Cash Equivalents at End of Period	$3,589	$3,040